UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2013

Neah Power Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information About Forward-Looking Statements

This Current Report on Form 8-K of contains forward-looking statements. Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, and the Company does not undertake any responsibility to update any of these statements in the future. Please read Neah Power System’s Form 10-K for the fiscal year ended September 30, 2012 and its Quarterly Reports on Form 10-Q filed with the SEC during fiscal 2013 for a discussion of such risks, uncertainties and other factors.

Item 8.01 Other Events

In November of 2011, The Depository Trust Company (the “DTC”) notified its participants that its affiliate, the National Securities Clearing Corporation, caused the common shares of Neah Power Systems, Inc. (the “Company”) to be removed from its Continuous Net Settlement System and that all future trades would be consummated on a physical certificate delivery, trade for trade basis (the “Deposit Chill”).  The Company was first informed by the DTC of the Deposit Chill on August 28, 2012, and the Company reported this event in its Form 10-K for the fiscal year ended September 30, 2012. In response, the Company immediately contacted the DTC and engaged in discussions to have its common shares re-enter the DTC system. The DTC requested certain documentation and a legal opinion, all of which the Company submitted to the DTC. As a result, on July 1, 2013, the Company received notice from the DTC that it has determined to lift the Deposit Chill. On July 12, 2013, our transfer agent informed the Company that it is coordinating efforts with the DTC to finalize the re-entry of our common shares into the DTC electronic transfer system. We anticipate completion of this process in the near future.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter from the DTCC dated July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ David Schmidt
David Schmidt
Acting Principal Financial Officer

Dated: July 17, 2013